Exhibit 99.1

Anaplan Announces Fourth Quarter and

Full Fiscal Year 2019 Financial Results

•	Fourth Quarter Subscription Revenue grew 44% year-over-year

•	Dollar-Based Net Expansion Rate of 123%

SAN FRANCISCO, February 25, 2019 — Anaplan Inc. (NYSE:PLAN), a pioneer in Connected Planning, today announced financial results for its fourth quarter and full fiscal year ended January 31, 2019.

“We are proud of our achievements both in our fourth quarter and the full fiscal year. We are experiencing incredible momentum and continue to be the leader in Connected Planning,” said Frank Calderoni, chief executive officer at Anaplan. “We see our customers transform their businesses with better decision making, and they see impressive results that our platform provides across their entire enterprise. This is just the beginning, and we know there is so much more opportunity ahead in this next fiscal year.”

Fourth Quarter Fiscal 2019 Financial Results

•	Total revenue was $69.3 million, an increase of 49% year-over-year. Subscription revenue was $59.7 million, an increase of 44% year-over-year.

•

GAAP operating loss was $32.7 million or 47.2% of total revenue, compared to $19.8 million in the fourth quarter of fiscal 2018 or 42.7% of total revenue. Non-GAAP operating loss was $15.9 million, or 22.9% of total revenue, compared to $16.4 million in the fourth quarter of fiscal 2018, or 35.4% of total revenue.

•	GAAP loss per share was $0.27, compared to $0.97 in the fourth quarter of fiscal 2018. Non-GAAP loss per share was $0.13, compared to $0.18 in the fourth quarter of fiscal 2018.

•	Cash and Cash Equivalents were $326.9 million as of January 31, 2019.

Full Year Fiscal 2019 Financial Results

•	Total revenue was $240.6 million, an increase of 43% year-over-year. Subscription revenue was $208.6 million, an increase of 45% year-over-year.

•

GAAP operating loss was $128.3 million or 53.3% of total revenue, compared to $45.9 million in fiscal 2018 or 27.3% of total revenue. Non-GAAP operating loss was $74.4 million, or 30.9% of total revenue, compared to $37.1 million in fiscal 2018, or 22.0% of total revenue.

•	GAAP loss per share was $2.46, compared to $2.51 in fiscal 2018. Non-GAAP loss per share was $0.73, compared to $0.44 in fiscal 2018.

Financial Outlook

The Company is providing the following guidance for its first quarter fiscal 2020 and its full year fiscal 2020.

•	First Quarter Fiscal 2020: Total revenue is expected to be between $70 and $71 million and non-GAAP operating margin is expected to be between negative 34.5% to 35.5%.

•	Full Year Fiscal 2020: Total revenue is expected to be between $310 to $314 million and non- GAAP operating margin is expected to be between negative 26% to 27%.

The section titled “Non-GAAP Financial Measures” below contains a description of the non-GAAP financial measures, definitions of our operating metrics and a reconciliation of GAAP and non-GAAP financial measures is contained in the tables below. A reconciliation of non-GAAP measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, the costs and expenses that may be incurred in the future and therefore, cannot be reasonably predicted. The effect of these excluded items may be significant.

Recent Highlights

•	Anaplan was recognized as a Leader in the Gartner Magic Quadrant for Sales Performance Management for the third consecutive year.

•	Anaplan was named a Top Performer in the first ever Forrester Sales Performance Management Wave.

•	Anaplan named to the Constellation ShortList™ for Cloud-Based Performance Management in Q1 2019

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Anaplan and Global Partner of the Year, Deloitte, collaborated to release a solution for Digital Commercial Planning (DCP) that delivers closed loop planning with advanced revenue management analytics.

Webcast and Conference Call Information

Anaplan will host a conference call for investors on February 25, 2019 at 5:30 a.m. Pacific Time and 8:30 a.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to listen to a live webcast of the conference call by visiting https://investors.anaplan.com. A replay of the webcast will be available for one year. The call can also be accessed live via phone by dialing (877) 823-8690 or, for international callers, (647) 689-4061 with conference ID 5159758. An audio replay will be available shortly after the call and can be accessed by dialing (800) 585-8367 or, for international callers (416) 621-4642. The passcode for the replay is 5159758.

About Anaplan

Anaplan (NYSE: PLAN) is pioneering the category of Connected Planning. Our platform, powered by our proprietary Hyperblock™ technology, purpose-built for Connected Planning, enables dynamic, collaborative, and intelligent planning. Large global enterprises use our solution to connect people, data, and plans to enable real-time planning and decision-making in rapidly changing business environments to give our customers a competitive advantage. Based in San Francisco, we have over 20 offices globally, 175 partners, and more than 1,100 customers worldwide.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including all statements other than statements of historical fact contained in this press release and, in particular, the quotations from management, financial outlook and earnings guidance, statements about the Company’s plans, strategies and prospects, estimates of enterprise cloud-market growth, market demand, competitive position, current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, short- and long-term business operations and objectives, and financial needs. These statements identify prospective information and may include words such as “expects,” “intends,” “continue,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “should,” “may,” “will,” or the negative version of these words, variations of these words and comparable terminology. These forward-looking statements are based on information available to the Company as of the date of this press release and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward- looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to: we have a limited history of operating at our current scale and under our current strategy, which makes it difficult to predict our future operating results, and we may not achieve our expected operating results in the future; due to our history of net losses, we anticipate increasing our operating expenses in the future, and we do not expect to be profitable for the foreseeable future; our quarterly results may fluctuate significantly and may not fully reflect the underlying performance of our business; because we derive substantially all of our revenue from a single software platform, failure of our Connected Planning solutions in general and our platform in particular to satisfy customer demands or to achieve increased market acceptance would adversely affect our business, results of operations, financial condition, and growth prospects; if we are unable to attract new customers, both domestically and internationally, the growth of our revenue will be adversely affected and our business may be harmed; our business depends substantially on our customers renewing their subscriptions and expanding their use of our platform and failure to achieve renewals and expansions may result in a material adverse effect on our business operations; the markets in which we participate are intensely competitive, and if we do not compete effectively, our business and operating results could be adversely affected; if we experience a security incident, our platform may be perceived as not being secure, our reputation may be harmed, customers may reduce the use of or stop using our platform, we may incur significant liabilities, and our business could be materially adversely affected; real or perceived errors, failures, bugs, service outages, or disruptions in our platform could adversely affect our reputation and harm our business; we have experienced rapid growth in recent periods and expect to continue to invest in our growth for the foreseeable future; if we fail to manage our growth effectively, we may be unable to execute our business plan, maintain high levels of service, or adequately address competitive challenges; we could incur substantial costs in protecting or defending our intellectual property rights, and any failure to protect our intellectual property rights could impair our ability to protect our proprietary technology and our brand; our global operations and sales to customers outside the United States or with international operations subject us to risks inherent in international operations that can harm our business, results of operations, and financial condition; the uncertainty in and volatility of the broader stock market generally or the stock price of our common stock specifically may result in shareholders not being able to resell their shares at or above the price at which they purchased shares. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this press release is contained in the Company’s quarterly report on Form 10-Q filed with the U.S. Securities and Exchange Commission on December 10, 2018, the “Risk Factors” section of which is incorporated into this press release by reference, and other documents filed with or furnished to the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made. The information contained in, or that can be accessed through, Anaplan’s website and social media channels are not part of this press release.

Investor Contact:

Edelita Tichepco

investors@anaplan.com

Media Contact:

Hannah Cho

press@anaplan.com

Preliminary Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2019	2018	2019	2018
Revenue:
Subscription revenue	$59,700	$41,524	$208,605	$143,542
Professional services revenue	9,550	4,815	32,037	24,805

Total revenue	69,250	46,339	240,642	168,347
Cost of revenue:
Cost of subscription revenue (1)	10,585	7,491	36,500	19,927
Cost of professional services revenue (1)	9,577	5,065	30,898	32,058

Total cost of revenue	20,162	12,556	67,398	51,985
Gross profit	49,088	33,783	173,244	116,362
Operating expenses:
Research and development (1)	12,942	8,103	48,998	30,908
Sales and marketing (1)	49,861	34,173	176,323	100,654
General and administrative (1)	18,968	11,283	76,186	30,719

Total operating expenses	81,771	53,559	301,507	162,281

Loss from operations	(32,683)	(19,776)	(128,263)	(45,919)
Interest income, net	1,482	33	1,921	108
Other income (expense), net	(223)	275	(1,465)	(482)

Loss before income taxes	(31,424)	(19,468)	(127,807)	(46,293)
Provision for income taxes	(1,132)	(337)	(3,209)	(1,261)

Net loss	$(32,556)	$(19,805)	$(131,016)	$(47,554)

Net loss per share attributable to common stockholders, basic and diluted	$(0.27)	$(0.97)	$(2.46)	$(2.51)

Weighted-average shares used in computing net loss per share	119,076	20,391	53,328	18,956

(1) Includes stock-based compensation expense as follows:
Cost of subscription revenue	$462	$78	$831	$148
Cost of professional services revenue	473	64	851	507
Research and development	1,719	221	3,826	742
Sales and marketing	6,606	938	15,475	3,496
General and administrative	6,663	2,003	31,823	3,746

Total stock-based compensation expense	$15,923	$3,304	$52,806	$8,639

Preliminary Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of January 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$326,863	$110,898
Accounts receivable, net	92,597	66,061
Deferred commissions, current portion	15,827	9,101
Prepaid expenses and other current assets	13,377	12,014

Total current assets	448,664	198,074
Property and equipment, net	43,340	18,321
Deferred commissions, net of current portion	35,063	21,568
Restricted cash	—	6,128
Other noncurrent assets	1,702	2,656

TOTAL ASSETS	$528,769	$246,747

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,182	$6,417
Accrued expenses	52,570	26,685
Deferred revenue, current portion	149,611	101,047

Total current liabilities	208,363	134,149
Deferred revenue, net of current portion	1,232	239
Other noncurrent liabilities	11,696	720

TOTAL LIABILITIES	221,291	135,108

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock	—	7
Common stock	12	3
Accumulated other comprehensive loss	(3,036)	(1,982)
Additional paid-in capital	653,738	325,831
Accumulated deficit	(343,236)	(212,220)

TOTAL STOCKHOLDERS’ EQUITY	307,478	111,639

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$528,769	$246,747

Preliminary Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Year Ended January 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(131,016)	$(47,554)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12,937	7,399
Amortization of deferred commissions	11,709	7,409
Stock-based compensation	52,806	8,639
Loss on disposal of property and equipment	582	71
Changes in operating assets and liabilities:
Accounts receivable, net	(28,542)	(9,982)
Prepaid expenses and other current assets	(1,439)	(5,853)
Other noncurrent assets	702	(1,176)
Deferred commissions	(32,813)	(14,765)
Accounts payable and accrued expenses	15,544	8,948
Deferred revenue	52,604	32,413
Other noncurrent liabilities	1,073	(50)

Net cash used in operating activities	(45,853)	(14,501)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(15,122)	(9,565)
Capitalized internal-use software	(7,397)	(5,801)

Net cash used in investing activities	(22,519)	(15,366)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from initial public offering, net of underwriting discounts and commissions	281,813	—
Proceeds from issuance of common stock in private placement	20,000	—
Proceeds from issuance of preferred stock, net of issuance costs	—	59,881
Proceeds from exercise of stock options	6,209	3,309
Proceeds from repayment of promissory notes	1,914	1,534
Payment of exercise of warrants	37	—
Taxes paid related to net share settlement of equity awards	(28,422)	—
Principal payments on capital lease obligations	(1,628)	—

Net cash provided by financing activities	279,923	64,724
Effect of exchange rate changes on cash and cash equivalents	(1,714)	1,264

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	209,837	36,121
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH - Beginning of period	117,026	80,905

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH - End of period	$326,863	$117,026

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except percentages and per share amounts)

(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2019	2018	2019	2018
Revenue	$69,250	$46,339	$240,642	$168,347
GAAP operating loss	$(32,683)	$(19,776)	$(128,263)	$(45,919)
Stock-based compensation	15,923	3,304	52,806	8,639
Employer payroll tax expense related to employee stock plans	834	—	834	—
Amortization of acquired intangibles	53	53	212	212

Non-GAAP operating loss	$(15,873)	$(16,419)	$(74,411)	$(37,068)

GAAP operating margin %	-47.2%	-42.7%	-53.3%	-27.3%
Stock-based compensation %	23.0%	7.1%	21.9%	5.1%
Employer payroll tax expense related to employee stock plans %	1.2%	0.0%	0.3%	0.0%
Amortization of acquired intangibles %	0.1%	0.2%	0.2%	0.2%

Non-GAAP operating margin %	-22.9%	-35.4%	-30.9%	-22.0%

GAAP net loss	$(32,556)	$(19,805)	$(131,016)	$(47,554)
Stock-based compensation	15,923	3,304	52,806	8,639
Employer payroll tax expense related to employee stock plans	834	—	834	—
Amortization of acquired intangibles	53	53	212	212

Non-GAAP net loss	$(15,746)	$(16,448)	$(77,164)	$(38,703)

GAAP net loss per share, basic and diluted	$(0.27)	$(0.97)	$(2.46)	$(2.51)
Stock-based compensation	0.13	0.16	0.99	0.46
Employer payroll tax expense related to employee stock plans	0.01	0.00	0.02	0.00
Amortization of acquired intangibles	0.00	0.00	0.00	0.01
Impact of difference in number of GAAP and non-GAAP shares	0.00	0.63	0.72	1.60

Non-GAAP net loss per share	$(0.13)	$(0.18)	$(0.73)	$(0.44)

Shares used to compute GAAP net loss per share attributable to common stockholders, basic and diluted	119,076	20,391	53,328	18,956
Weighted average effect of the assumed conversion of convertible preferred stock from the date of issuance	—	72,411	51,020	69,219
Weighted average effect of the assumed vesting of restricted stock unit from the date of issuance	—	147	1,132	37

Shares used to compute Non-GAAP net loss per share	119,076	92,949	105,480	88,212

GAAP net cash used in operating activities	$(15,938)	$3,477	$(45,853)	$(14,501)
Purchase of property and equipment	(1,577)	(1,638)	(15,122)	(9,565)
Capitalized internal-use software	(2,033)	(1,632)	(7,397)	(5,801)

Non-GAAP free cash flow	$(19,548)	$207	$(68,372)	$(29,867)

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including non-GAAP sales and marketing expense, non-GAAP research and development expense, non- GAAP general and administrative expense, non-GAAP loss from operations, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, and free cash flow. The non-GAAP financial information is presented for supplemental informational purposes only, and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. The non-GAAP measures presented here may be different from similarly-titled non-GAAP measures used by other companies.

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe these non-GAAP measures, when viewed collectively with the GAAP measures, may be helpful to investors because they provide consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results.

There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. The definitions of our non-GAAP measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may utilize metrics that are not similar to ours. We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. Please see the reconciliation tables in this release for the reconciliation of GAAP and non-GAAP results.

We adjust the following items from one or more of our non-GAAP financial measures:

Stock-based compensation expense. We exclude stock-based compensation expense, which is a non- cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

Employer payroll tax expense related to employee stock plans. We exclude employer payroll tax expense related to employee stock plans, which is a cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, this expense is tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of exercise or vesting, which may vary from period to period independent of the operating performance of our business.

Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, from certain of our non-GAAP financial measures. Our expenses for amortization of intangible assets are inconsistent in amount and frequency because they are significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

Internal-use software. We include capitalization and the subsequent amortization of internal-use software, which is a non-cash expense, in certain of our non-GAAP financial measures. We capitalize certain costs incurred for the development of computer software for internal use and then amortize those costs over the estimated useful life. Capitalization and amortization of software development costs can vary significantly depending on the timing of products reaching technological feasibility and being made generally available.

Purchase of property and equipment. We include purchase of property and equipment in certain of our non-GAAP financial measures, such as free cash flow. Our management reviews cash flows generated from operations after taking into consideration capital expenditures such as purchase of property and equipment as these expenditures are considered to be a necessary component of ongoing operations.

Operating Metrics

Annual recurring revenue (ARR) is calculated as subscription revenue already booked and in backlog that will be recorded over the next 12 months, assuming any contract expiring in those 12 months is renewed and continues on its existing terms and at its prevailing rate of utilization.

Dollar-based Net Expansion Rate is calculated as the ARR at the end of a period for the base set of customers from which we had ARR in the year prior to the calculation, divided by the ARR one year prior to the date of calculation for that same customer base.